UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 200, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 28, 2018, United Development Funding IV and United Development Funding III, L.P. (collectively, “UDF”) entered into a settlement with the U.S. Securities and Exchange Commission (the “SEC”) of all outstanding issues and the complete resolution of the SEC’s investigation into possible violations of certain provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.

As previously disclosed by UDF, the SEC had been conducting an investigation since April 2014, which was followed by “Wells Notices” from the staff of the SEC in September 2016.

The settlement includes the filing of a complaint by the SEC and a consent judgment. Under the consent judgment, UDF and certain individuals (the “Individuals”) associated with UDF consent to the entry of orders enjoining them from future violations of certain provisions of the federal securities laws (including misrepresentation and omissions, reporting and books and records provisions).  The Individuals will also collectively be subject to disgorgement and pre-judgement interest of $7.2 million and a monetary fine of $1.075 million.  UDF and the Individuals neither admit nor deny the allegations of the complaint, and none of UDF’s executives will be limited from continuing to manage UDF’s business.

A copy of UDF’s press release announcing the settlement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of United Development Funding IV and United Development Funding III, L.P. dated July 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: July 3, 2018	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer